Exhibit 3.24

CERTIFICATE OF INCORPORATION

OF

NOBLE DRILLING MANAGEMENT INC.

FIRST:    The name of the corporation is

NOBLE DRILLING MANAGEMENT INC.

SECOND:    The registered office of the corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD: The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of stock that the corporation shall have authority to issue is Ten Thousand (10,000), par value $.01 per share, designated Common Stock.

FIFTH:    The name of the incorporator of the corporation is Neal R. Roach, Jr. and the mailing address of such incorporator is 3300 First City Center, 1700 Pacific Avenue, Dallas, Texas 75201.

SIXTH:    The number of directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the corporation, and until changed in the manner provided in the Bylaws shall be three (3). The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Address
James C. Day	10200 Richmond Avenue Houston, Texas 77042

Larry P. Heidt	10200 Richmond Avenue Houston, Texas 77042

J. Dwyane Prichard	10200 Richmond Avenue Houston, Texas 77042

SEVENTH:    The corporation is to have perpetual existence.

EIGHTH:    In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

NINTH:    Directors of the corporation need not be elected by written ballot unless the Bylaws of the corporation otherwise provide.

TENTH:    The corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

ELEVENTH:    No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this paragraph Eleventh, nor the adoption of any provision of the corporation’s Certificate of Incorporation inconsistent with this paragraph Eleventh, shall eliminate or reduce the effect of this paragraph Eleventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph Eleventh, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

The undersigned, being the incorporator hereinbefore named, for the purpose of forming the corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and that the facts stated herein are true and, accordingly, has hereunto set his hand this second day of January, 1990.

/s/ Neal R. Roach, Jr.
Neal R. Roach, Jr.

DATE SUBMITTED January 19, 1990

Pursuant to counsel’s instructions, submitted for filing by:

The Corporation Trust Company	FILE DATE	January 19, 1990

J. A. Grodzicki: gma	TIME	10 a.m.

	FILER’S NO.	00010

NAME OF COMPANY	Noble Drilling Management Inc.
Changing name to: NOBLE DRILLING SERVICES INC. RES. NO. 7333304

FILE NUMBER 22181-62

TYPE OF DOCUMENT	CERTIFICATE OF AMENDMENT BEFORE	SECTION NO. O241N
PAYMENT OF CAPITAL

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $

TO $

FRANCHISE TAX $

	Filing Fee Tax		$15.00

	Receiving and Indexing	$

	NO. 2 Certified Copies	$

	NO. PAGES (If prepared by the Division of Corp.)	$

OTHER		$

OTHER		$

	TOTAL	$

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NOBLE DRILLING MANAGEMENT INC.

Noble Drilling Management Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Corporation has not received any payment for any of its stock.

SECOND: The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution was unanimously approved by the Corporation’s Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

“RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:

‘FIRST: The name of the corporation is

NOBLE DRILLING SERVICES INC.’ ”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Board of Directors, this 17th day of January, 1990.

/s/ James C. Day
James C. Day

/s/ Larry P. Heidt
Larry P. Heidt

/s/ J. Dwyane Prichard
J. Dwyane Prichard

CERTIFICATE OF CONVERSION OF NOBLE DRILLING SERVICES INC.

This Certificate of Conversion, dated as of February 3, 2021, of Noble Drilling Services Inc., a Delaware corporation (the “Corporation”), is being submitted by the undersigned for the purpose of effecting a conversion pursuant to the provisions of § 18-204 and §18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.    The date the Corporation was first formed is January 3, 1990.

2    The jurisdiction where the Corporation was first formed is Delaware.

3.    The jurisdiction under which the Corporation exists immediately prior to the filing of this Certificate is Delaware.

4.    The name of the Corporation immediately prior to filing this Certificate is Noble Drilling Services Inc.

5.    The name of the limited liability company as set forth in the Certificate of Formation is Noble Drilling Services LLC.

6.    The conversion of the Corporation to a limited liability company will become effective on February 3, 2021.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the date first set forth above.

By:	/s/ Melissa M. McEllin
Melissa M. McEllin
Authorized Person

[Signature Page to Certificate of Conversion – Noble Drilling Services Inc.]

CERTIFICATE OF FORMATION of

NOBLE DRILLING SERVICES LLC

February 3, 2021

The undersigned authorized person hereby adopts the following Certificate of Formation for the purposes of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), such formation to be the result of the conversion of such company from a Delaware corporation.

ARTICLE I

The name of the limited liability company is Noble Drilling Services LLC (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and address of its registered agent for service of process are as follows:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

ARTICLE III

The Company shall continue indefinitely, unless earlier dissolved pursuant to the provisions of the Company’s limited liability company agreement or applicable law.

ARTICLE IV

This Certificate of Formation shall become effective on February 3, 2021.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Melissa M. McEllin
Melissa M. McEllin
Authorized Person

[Signature Page to Certificate of Formation – Noble Drilling Services LLC]